April 28, 2009

Tim McKee
Treasurer
Stewart Capital Advisors, LLC.
800 Philadelphia St
Indiana, PA 15701

Dear Mr. McKee:

Enclosed are our manually signed consents filed with the SEC relating to the following:

•
The use in the Post Effective Amendment to the Registration Statement on Form N-1A of our report dated February 23, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Report to Shareholders of the Stewart Capital Mid Cap Fund, (the “Fund”).

Our manually signed consents serve to authorize the use of our name on our consents in the electronic filings, discussed above, with the SEC.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Report to the Shareholders of the Stewart Capital Mid Cap Fund, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Minneapolis, MN
April 28, 2009